UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 1, 2019
(Date of earliest event reported)

C.H. ROBINSON WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-23189

Delaware	41-1883630
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

14701 Charlson Road, Eden Prairie, Minnesota	55347-5088
(Address of principal executive offices)	(Zip Code)
952-937-8500
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) As previously reported by C.H. Robinson Worldwide, Inc. (the “Company”) (Nasdaq: CHRW) in its Form 8-K filed on March 21, 2019, the employment of Andrew C. Clarke, the Company’s Chief Financial Officer, terminated effective March 31, 2019 and the Board of Directors intends to commence a search for Mr. Clarke’s successor. In the interim, Scott Hagen, age 46, who has served as the Company’s Corporate Controller since 2008, will also serve as Interim Chief Financial Officer while the Company completes its search for a permanent Chief Financial Officer.

Item 7.01    Regulation FD Disclosure.

The Company issued a press release today announcing a change in its segment reporting. A copy of the press release issued by the Company in connection with this report under Item 7.01 is attached as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Index

99.1    Press Release dated April 1, 2019 of C.H. Robinson Worldwide, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C.H. ROBINSON WORLDWIDE, INC.

	By:	/s/ Ben G. Campbell
Ben G. Campbell
Chief Legal Officer and Secretary

Date: April 1, 2019